EXHIBIT 10.09

Articles of Amendment
to
Articles of Incorporation
of

ONE Holdings, Corp.
(Name of Corporation as currently filed with the Florida Dept. of State)

P00000064400
Document Number of Corporation (if known)

Pursuant to the provisions of section 607.1006, Florida Statutes, this Florida profit Corporation adopts the following amendment(s) to its Articles of Incorporation:

A.     If amending name, enter the new name of the corporation:

                                                                                              ONE Bio, Corp.                                                                                                    . The new name must be distinguishable and contain the word “corporation,” “company,” or “incorporated” or the abbreviation “Corp.,” “Inc.,” or “Co.,” or the designation “Corp.” “Inc.” or “Co”. A professional corporation name must contain the word “chartered,” “professional association,” or the abbreviation “P.A.”

B. Enter new principal office address, if applicable:	8525 NW 53rd Terr.
(Principal office address MUST BE A STREET ADDRESS)
Suite C101

Doral, FL 33166

C. Enter new mailing address, if applicable:
(Mailing address MAY BE A POST OFFICE BOX)	8525 NW 53rd Terr.

Suite C101
Doral, FL 33166

D.     If amending the registered agent and/or registered office address in Florida, enter the name of the new registered agent and/or the new registered office address:

Name of New Registered Agent:	Marius Silvasan

8528 NW 53rd Terr., Suite C101
New Registered Office Address:	(Florida street address)

Doral , Florida 33166
(City) (Zip Code)

New Registered Agent’s Signature, if changing Registered Agent:
I hereby accept the appointment as registered agent. I am familiar with and accept the obligations of the position.

Signature of New Registered Agent, if changing

If amending the Officers and/or Directors, enter the title and name of each officer/director being removed and title, name, and address of each Officer and/or Director being added:
(Attach additional sheets, if necessary)

Title	Name	Address	Type of Action

CFO	Cris Neely	8525 NW 53rd Tarr., Suite C101	☑ Add
		Doral, FL 33166	☐ Remove

Chairman	Michael S. Weingarten	8525 NW 53rd Tarr., Suite C101	☑ Add
		Doral, FL 33166	☐ Remove

☐ Add
☐ Remove

E.	If amending or adding additional Articles, enter change(s) here:
(attach additional sheets, if necessary). (Be specific)
See Exhibit 1 attached hereto to (1) amend Article 1 to change the name of the corporation and to (2) amend Article III to authorize a class of Preferred Stock, to designate a class of Preferred Stock as Series A Preferred Stock, to reduce the number of authorized shares of common stock from 750,000,000 to 150,000,000, to change the par value per share of common stock to $0.001 per share and to authorize a 5 for 1 reverse stock split. Also see Exhibit 2 attached hereto to designate the rights and preferences of the Series A Preferred stock.

F.	If an amendment provides for an exchange, reclassification, or cancellation of issued shares, provisions for implementing the amendment if not contained in the amendment itself:
(if not applicable, indicate N/A)

The date of each amendment(s) adoption:	October 15, 2009
(date of adoption is required)

Effective date if applicable:	October 25, 2009
(no more than 90 days after amendment file date)

Adoption of Amendment(s)	(CHECK ONE)

☑	The amendment(s) was/were adopted by the shareholders. The number of votes cast for the amendment(s) by the shareholders was/were sufficient for approval.

☐	The amendment(s) was/were approved by the shareholders through voting groups. The following statement must be separately provided for each voting group entitled to vote separately on the amendment(s):

“The number of votes cast for the amendment(s) was/were sufficient for approval

by	.”
(voting group)

☐	The amendment(s) was/were adopted by the board of directors without shareholder action and shareholder action was not required.

☐	The amendment(s) was/were adopted by the incorporators without shareholder action and shareholder action was not required.

Dated	October 16, 2009

Signature	/s/ Cris Neely

(By a director, president or other officer – if directors or officers have not been selected, by an incorporator – if in the hands of a receiver, trustee, or other court appointed fiduciary by that fiduciary)

Cris Neely
(Typed or printed name of person signing)

Chief Financial Officer
(Title of person signing)

EXHIBIT 1

ARTICLES OF AMENDMENT TO THE AMENDED
AND RESTATED ARTICLES OF INCORPORATION
OF ONE HOLDINGS, CORP.

          Pursuant to Section 607, 1007 of the Business Corporation Act of the State of Florida, the undersigned, being a Director and the CEO of ONE Holdings, Corp. (hereinafter the “Corporation”), [ILLEGIBLE] Florida corporation, does hereby certify as follows:

          FIRST: The Articles of Incorporation of the Corporation were filed with the Secretary of State of Florida on June 30, 2000 (Document No. P00000064400), and Amended and Restated as filed with the Secretary of State on April 21, 2006, and September 26, 2007 and Amended on June 8, 2009 (collectively the “Amended and Restated Articles of Incorporation”).

          SECOND: This amendment to the Articles of incorporation was approved and adopted by all of the Directors of the Corporation on October 15, 2009 and by a majority of its shareholders on October 15, 2009. To effect the foregoing, the text of Article I and Article III of the Articles of Incorporation are hereby deleted and replaced in their entirely as follows:

“ARTICLE I
NAME

The name of the corporation shall be ONE Bio, Corp. and shall be governed by Title XXXVI Chapter 607 of the Florida Statures.”

“ARTICLE III
CAPITAL STOCK

A. The maximum number of shares that the Corporation shall be authorized to issue and have outstanding at any one time shall be one hundred and sixty million (160,000,000) shares of which:

(i)
Ten Million (10,000,000) shares shall be designated Preferred Stock, $0.001 par value. The Board of Directors of the Corporation, by resolution or resolutions, at any time and from time to time, shall be authorized to divide and establish any or all of the unissued shares of Preferred Stock into one or more series and, without limiting the generality of the foregoing to fix and determine the designation of each such share, the number of shares which shall constitute such series and certain preferences, limitations and relative rights of the shares of each series so established.

(ii)
One Hundred Fifty Million (150,000,000) shares shall be designated Common Stock, $0.01 par value. Each issued and outstanding share of Common Stock shall be entitled to one vote on each matter submitted to a vote at a meeting of the shareholders and shall be eligible for dividends when, and if, declared by the Board of Directors:

B. On the date of filing of this Articles of Amendment with the Secretary of State of the State of Florida, every five (5) issued and outstanding shares of the Corporation’s previously authorized Common Stock, par value $.01 per share (the “Old Common Stock”) shall be reclassified and converted into one (1) validity issued, fully paid and non-assessable share of Common Stock, par value $.001 (the “New Common Stock”). Each certificate representing shares of Old Common Stock shall thereafter represent the number of shares of New Common Stock into which the shares of Old Common Stock represented by such certificate were reclassified and converted hereby; provided, further, that each person of record on October 6, 2009, holding a stock certificate or certificates that represented shares of Old Common Stock shall receive, upon surrender of stock certificate or certificates, a new certificate or certificates evidencing and representing the number of shares of New Common Stock to which such person is entitled. No cash will be paid or distributed as a result of aforementioned reverse stock split of the Corporation’s Common Stock, and no fractional shares will be Issued. All fractional shares which would otherwise be required to be issued as a result of the stock split will be rounded up to a whole share.”

C. The Board of Directors has by resolution has designated ten thousand (10,000) shares of Preferred stock A Series A Preferred Stock and having such rights and preferences as set forth in the Designation of Rights and Preferences of Series A Preferred Stock of ONE Holdings, Corp. attached hereto as Exhibit A and made a part hereof.”

          THIRD: The foregoing amendments were adopted by all of the Directors on October 15, 2009 and by the majority holders of the Common stock of the Corporation pursuant in the Florida Business Corporation Act on October 15, 2009. Therefore, the number of votes cast for the amendment to the Corporation’s Articles of Incorporation was sufficient for approval.

          IN WITNESS WHEREOF, the undersigned has executed these Articles of Incorporation this 15th day of October, 2009.

ONE HOLDINGS, CORP.

By:	/s/ Marius Silvasan
MARIUS SILVASAN
Chief Executive Officer

EXHIBIT 2

Designation of Rights and Preferences
of
Series A Preferred Stock
of
ONE Holdings, Corp.

ONE Holdings, Corp, (the “Corporation”) is authorized to issue ten million (10.000,000) shares of $0.001 par value preferred stock, none of which has been issued or is currently outstanding. The preferred stock may be Issued by the Board of Directors at such times and with such rights, designations, preferences and other terms, as may be determined by the Board of Directors In Its sole discretion, at the time of Issuance. The Board of Directors of the Corporation has determined to Issue a class of preferred stock, $0.001 par value and to designate such class as “Series A Preferred Stock” (the “Series A Preferred Stock”) Initially consisting of ten thousand (10,000) shares which shall have the rights, preferences, privileges, and the qualifications, limitations and restrictions as follows:

1.          Designation and Amount. There is hereby authorized to be issued out of the authorized and unissued shares of preferred stock of the Corporation a class of preferred stock designated as the “Series A Preferred Stock’ (“Series A Preferred Stock”) and the number of shares constituting such class shall be ten thousand (10,000).

2.          Voting Rights. Holders of the Series A Preferred Stock shall be entitled to cast two thousand (2,000) votes for each share held of the Series A Preferred Stock on all matters presented to the shareholders of the Corporation for shareholder vote which shall vote along with holders of the Corporation’s Common Stock on such matters.

3.          Exclusion of Other Rights. Except as may otherwise be required by law, the shares of Series A Preferred Stock shall not have any preferences or relative, participating, optional or other special rights, other than those specifically set forth in this Section 2 (as this Section 2 may be amended from time to time) and In the Corporation’s Certificate of Incorporation. The shares of Series A Preferred Stock shall have no preemptive or subscription rights.

4.          Headings of Subdivisions. The headings of the various subdivisions hereof are for convenience of reference only and shall not affect the interpretation of any of the provisions hereof.

5.          Severability of Provision. If any right, preference or limitation of the Series A Preferred Stock set forth in this resolution. (as such resolution may be amended from time to time) is Invalid, unlawful or incapable of being enforced by reason of any rule of law or public policy, all other rights, preferences and limitations set forth in this resolution (as so amended) which can be given effect without the invalid, unlawful or unenforceable right, preference or limitation shall, nevertheless, remain in full force and effect, and no right, preference or limitation herein set forth shall be deemed dependent upon any other such right, preference or limitation unless so expressed herein.

6.          Status of Reacquired Shares. Shares of Series A Preferred Stock which have been issued and reacquired in any manner shall (upon compliance with any applicable provisions of the laws of the State of Nevada) have the status of authorized and unissued shares of Series A Preferred Stock issuable in series undesignated as to series and may be re-designated and re-Issued.

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